Exhibit 10.3

BUILD-OUT AND COMMERCIAL SUPPLY AGREEMENT

This Build-Out and Commercial Supply Agreement (“Agreement”) is made as of this 1st day of May, 2013 (“Effective Date”), by and between Pharmacyclics, Inc., a Delaware corporation, with a place of business at 995 East Arques Avenue, Sunnyvale, CA 94085 (“Client”), and Catalent CTS, LLC, a Delaware limited liability company, with [**].

RECITALS

A.           Client is a pharmaceutical company that develops, markets and sells pharmaceutical products, including the API;

B.           Catalent is a leading provider of advanced technologies, and development, manufacturing and packaging services for pharmaceutical, biotechnology and consumer healthcare companies.

C.           Client desires to engage Catalent to provide commercial manufacturing services to Client in connection with Client’s Product, and Catalent desires to provide such services, all pursuant to the terms and conditions set out in this Agreement.

D.           In connection with the performance of such services, the Parties have agreed that Building Contractor (as defined below) will renovate certain Catalent space (“Client Space”) [**].

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

The following terns have the following meanings in this Agreement:

1.1           “Affiliate(s)” means, with respect to Client or any Third Party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent Pharma Solutions, Inc. and any corporation, firm, partnership or other entity controlled by Catalent Pharma Solutions, Inc.  For purposes of this definition, “control” shall mean the ownership of at least 50% of the voting share capital of entity or any other comparable equity or ownership interest.

1.2           “Annual Meeting” has the meaning set out in Section 3.3.

1.3           “API” means the compound [**], as further described in the Specifications set forth in Attachment A that has been released by Client and provided to Catalent, along with a certificate of analysis, as provided in this Agreement.

1.4           “API Inventions” has the meaning set forth in Article 14.

1.5           “API Procurement Tracking Report” has the meaning set forth in Section 6.1.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.6           “Applicable Laws” means all laws, ordinances, rules and regulations of the United States applicable to the Processing or any aspect thereof and the obligations of Catalent or Client, as the context requires, under this Agreement, as amended or promulgated from time to time, including (A) all applicable federal, state and local laws and regulations of the United States, (B) the U.S. Federal Food, Drug and Cosmetic Act and (C) cGMP.

1.7           “Batch” means a [**] blend containing API and excipients that has been or is being processed into Product in accordance with the Specifications.

1.8           “Additional Country” has the meaning set forth in Section 5.6.

1.9           “Additional Product Proposal” has the meaning set forth in Section 5.6.

1.10         “Batch Pricing” has the meaning set forth in Section 10.1.

1.11         “Breakage Costs” has the meaning set forth in Section 19.2.

1.12         “Building Contract” means that certain building contract of [**], along with any exhibits, and appendices thereto and any related appointments or contracts (together with any variations thereto) for the Construction Work or performance of consulting services relating to the same, as it may be amended from time to time. A copy of the main text of the Building Contract is attached as Attachment E hereto.

1.13         “Building Contractor” means [**], which entity the Parties hereby designate as the building contractor or manager of the Construction Work under the Building Contract, such entity to act in the capacity of the building contractor for the purposes of undertaking the Construction Work or performing consulting services relating to the same.

1.14         “Building Plans” means the detailed plans, specifications, drawings, sections, elevations, specifications, priced bills of quantities, engineer’s drawings and calculations and other design and building details for the Improvements.  The Building Plans shall be listed in Schedule 1 and attached to this Agreement upon approval by the SG.  Building Plans shall include all amendments thereto.

1.15         “Catalent Defective Processing” has the meaning set forth in Section 8.1.

1.16         “Cash Deposit” has the meaning set forth in Section 4.1.

1.17         “Catalent” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.  Provided that Catalent obtains the prior written consent of Client for any such delegation of Catalent’s obligations, Catalent shall have the right to cause any of its Affiliates to perform any of its obligations hereunder, and Client shall accept such performance as if it were performance by Catalent.

1.18         “Catalent Equipment” means [**] listed in or added to Schedule 3.  Schedule 3 shall be amended from time to time to reflect any additional equipment [**].  The initial Catalent Equipment shall be listed on Schedule 3 (which shall be initialed and dated by the Parties) and attached hereto upon designation by the SG.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.19         “Catalent Indemnitees” has the meaning set forth in Section 16.2.

1.20         “Catalent IP” has the meaning set forth in Article 14.

1.21         “cGMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities, including within the meaning of 21 C.F.R. Parts 210 and 211, as amended, and equivalent non-U.S. regulations (including 2003/94/EEC Directive as implemented in any country of the Territory, as supplemented by Volume 4 of EudraLex published by the European Commission, [**], as amended, solely to the extent such non-U.S. regulations are otherwise included in Applicable Laws.

1.22         “Client” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.23         “Client Equipment” means all the equipment for use exclusively in the Client Space invoiced to or paid for by Client and for which Client shall hold title, as agreed upon by the Parties in accordance with Section 2.1 and listed in or added to Schedule 3.  Schedule 3 shall be amended from time to time to reflect any additional equipment purchased by Client.  The initial Client Equipment shall be listed on Schedule 3 (which shall be initialed and dated by the Parties) and attached hereto upon designation by the SG.

1.24         “Client Indemnitees” has the meaning set forth in Section 16.1.

1.25         “Client IP” has the meaning set forth in Article 14.

1.26         “Client Space” means the unshaded part of the Facility as shown on the plan attached hereto as Schedule 1 [**].

1.27         “Client-supplied Materials” means any materials to be supplied by or on behalf of Client to Catalent for Processing, as provided in Attachment A, including API.

1.28         “Commencement Date” means the first date upon which a Regulatory Authority approves Catalent as a manufacturer of the Product.

1.29         “Completion Date” means the date on which all of the following have occurred: (i) the Improvements have been substantially completed in accordance with the terms of the Building Contract; (ii) a certificate/statement of completion, as applicable, is issued to enable occupancy of the Client Space; (iii) the Client Equipment and Catalent Equipment have been fully installed, satisfactorily tested, qualified and validated; (iv) the Client Equipment and Catalent Equipment are fully operational; and (v) no Liens related to the Construction Work exist on the Site and Catalent has received all final lien waivers required by Section 4.5(A) from Client.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.30         “Conditions” means (i) all approvals required by the applicable authorities to construct the Improvements have been obtained; and (ii) if the Site has any outstanding Liens, all approvals required from Lien holders have been obtained.

1.31         “Confidential Information” has the meaning set forth in Section 13.2.

1.32         “Construction Costs” means the amounts invoiced to Client by the Building Contractor, the hard and soft costs incurred by Catalent and reasonable internal costs for the Construction Work incurred in accordance with the terms of this Agreement in the course of the design and construction of the Improvements, costs incurred by Catalent for support services to monitor the Construction Work and provide input as to the Construction Work and other matters as detailed in Schedule 2.  The Construction Costs shall be calculated in accordance with Schedule 2.

1.33         “Construction Work” means all demolition or construction works required to be carried out at the Site to construct the Improvements in accordance with the Building Plans including:

(a)	the demolition of current improvements within the Client Space;

(b)
the removal and cGMP storage of any equipment or other materials that previously were kept in the Client Space including any ancillary construction works necessary to relocate such equipment and materials elsewhere in the Facility, all in accordance with the Quote;

(c)
the construction of the Improvements in the Client Space as will be set out in the Building Plans [**], and any associated Site clearance and Site preparation, including the cost of equipment and materials outside the Client Space which are necessary to support the Client Space;

(d)	all works carried out pursuant to any planning and other approvals required by the applicable governmental authorities;

(e)	all ancillary works and facilities required for the Improvements to the Client Space including the provision of and connection to all services which are relevant to the operation of the Equipment; and

(f)	consulting services relating to any of the same.

1.34         “Contract Year” means each consecutive 12 month period beginning on the earlier of the Completion Date or July 1, 2014, and each anniversary thereof, as applicable.

1.35         “Costs” has the meaning set forth in Section 4.1.

1.36         “Defective Product” has the meaning set forth in Section 8.1.

1.37         “Design Documents” means all or any documents (including the Building Plans) that relate to the Improvements, Client Equipment, Catalent Equipment or installation of such equipment, including any designs, drawings, models, plans, specifications, design details, photographs, brochures, reports, notes of meetings, CAD materials and other materials produced in relation to the Client Space and any additions or alterations made to them or other areas of the Site required in support of the operation of the Client Space.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.38         “Effective Date” has the meaning set forth in the introductory paragraph.

1.39         “Client Equipment Costs” means the actual cost of the Client Equipment (which is anticipated to be as set out in Schedule 3) and is payable by Client in accordance with Section 4.5.

1.40         “Equipment Notice” has the meaning set out in Section 19.5 (E).

1.41         “Estimate” has the meaning set out in Section 2.6.

1.42         “Exception Notice” has the meaning set forth in Section 8.1.

1.43         “Facility” means the building located on the Site identified by an address in the definition thereof and shown on Schedule 1.  The Client Space is located within the Facility [**].

1.44         “Facility Construction Support Fee” means the fee due upon the Effective Date as is set out in Attachment C.

1.45         “Facility Fee” means the annual fee due upon the earlier of the Completion Date or July 1, 2014 and each anniversary thereafter as is set out in Attachment C as adjusted pursuant to Section 10.2.

1.46         “Firm Commitment” has the meaning set forth in Section 7.1.

1.47         “Improvements” means all improvements to the Client Space generally described on Schedule 1 and specifically as reflected in the Building Plans and other Design Documents.

1.48         “Initial Batches” has the meaning set forth in Section 7.2 (B).

1.49         “Intellectual Property” means all intellectual property (whether or not patented or registered), including patents, patent applications, know-how, trade secrets, copyrights, trademarks, designs, concepts, technical information, manuals, standard operating procedures, instructions, specifications, processes, inventions, improvements, developments, technology, and all intellectual, industrial or proprietary rights of any kind.

1.50         “Invention” has the meaning set forth in Article 14.

1.51         “Latent Defect” means a defect in the Product attributable solely to Catalent’s manufacturing process that occurred while the Product was under the sole control and possession of Catalent, which could not have been discovered by Client through its testing of the Batch in accordance with Article 8 and could not have occurred after delivery of Product pursuant to Section 9.1.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.52         “Lien” means any legal charge, debenture, mortgage, deed of trust, security interest, pledge, lien, assignment or other form of security or trust arrangement granting any legal or equitable charge over the Site or the Facility (as it may be enlarged or reconfigured), or the Equipment, whether fixed or floating, or conferring priority of payment.

1.53         “Losses” has the meaning set forth in Section 16.1.

1.54         “Party” means Catalent or Client, as applicable.  “Parties” means Catalent and Client.

1.55         “Process” or “Processing” means the formulating, filling or pressing, producing and bulk packaging (but not secondary or retail packaging) of the API and Raw Materials into Product, in accordance with the Specifications and under the terms of this Agreement.

1.56         “Processing Date” means the day on which Product is scheduled to be formulated by Catalent, as identified in an Acknowledgement in accordance with Section 7.2.

1.57         “Process Inventions” has the meaning set forth in Article 14.

1.58         “Product” means the fully formulated bulk pharmaceutical product containing the API that has been Processed in accordance with the Specifications.

1.59         “Product Maintenance Services” has the meaning set forth in Section 5.4.

1.60         “Project Plan” means the work schedule as described in the [**] set out in Schedule 5 together with the underlying work packages.  Schedule 5 shall be added to this Agreement upon agreement of the Project Plan with the Building Contractor.

1.61         “Purchase Order” has the meaning set forth in Section 7.2.

1.62         “Quality Agreement” has the meaning set forth in Section 12.6.

1.63         “Quarter” means a period of three consecutive calendar months commencing on 1 January, 1 April, 1 July or 1 October in any year.

1.64         “Quarterly Meetings” has the meaning set out in Section 3.3.

1.65         “Quote” means that certain quote number [**] entitled [**] signed by Client.

1.66         “Raw Materials” means all raw materials, supplies, components and packaging necessary to manufacture and ship Product in accordance with the Specifications, as provided in Attachment A, but not including Client-supplied Materials.

1.67         “Recall” has the meaning set forth in Section 12.5.

1.68         “Regulatory Approval” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug applications, New Drug Applications and Abbreviated New Drug Applications (or equivalent non-U.S. filings, such as European marketing authorization applications), as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the manufacture of Product for commercial sale or transport in the U.S. or in any other country in the Territory.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.69         “Regulatory Authority” means the international, federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in the United States (including the United States Food and Drug Administration) or any other country in the Territory responsible for (A) the regulation of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally.

1.70         “Residual Value” means, [**].

1.71         “SC Initial Phase” has the meaning set out in Section 2.1.

1.72         “Site” means [**].

1.73         “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Attachment A, along with any valid amendments or modifications thereto, in accordance with Article 11.

1.74         “Statutory Consents” means any statutory approvals, consents, licenses or permissions desirable or required from any local or other applicable authority to enable the Parties lawfully to carry out and complete the Construction Work and install, connect and operate the Equipment in the Client Space.  Statutory Consents includes the approval of any reserved matters under the building permit for the Improvements, any approval from Regulatory Authorities, and any relevant utility supplier.

1.75         “Steering Group” or “SG” means a group consisting of [**].

1.76         “Subsequent Phase” has the meaning set out in Section 2.1.

1.77         “Supplier” has the meaning set out in Section 6.2.

1.78         “Target Completion Date” means the date set out in the Project Plan.

1.79         “Term” has the meaning set forth in Section 19.1.

1.80         “Termination Date” means the date that this Agreement terminates expires or terminates in accordance with Section 4.4 or Article 19.

1.81         “Territory” means [**].

1.82         “Third Party” means a party other than either of the Parties.

1.83         “Validation Services” has the meaning set forth in Section 5.2.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 2
CONSTRUCTION WORK

2.1           Steering Group.  Immediately following the Effective Date the Parties shall establish a Steering Group.  Each Party shall appoint [**] members to the Steering Group (each a “Member”).  The initial members of the SG shall be the individuals named in Schedule 7, attached hereto and incorporated herein by reference.  Each Party may change either of its Members by written notice to the other.  The role of the SG is one of review, approval, information dissemination and reporting with respect to the Construction Work and Client Equipment.  The Catalent-appointed Members shall be responsible for keeping Catalent informed of all matters relating to the Construction Work, Client Equipment and Catalent Equipment, and the Client-appointed Members shall be responsible for keeping Client informed of all matters relating the Construction Work, Client Equipment and Catalent Equipment.  The initial role of the SG shall be to approve the Building Plans and designate and approve the Client Equipment and Catalent Equipment.  The process for such approval is further described on Schedule 4 (the “SG Initial Phase”).  Thereafter the role of the Steering Group is to resolve matters that arise with respect to the Construction Work (the “Subsequent Phase”).  For the avoidance of doubt, matters relating to the Construction Work shall initially include any issues that may need to be resolved, any likely delays in the completion of the Construction Work and any proposed design changes required to any element of the Improvements.  In fulfilling the roles the SG shall:

A.	consider the Building Plans and other Design Documents;

B.
review any change in Construction Work and refer any concerns or deviations of more than [**]% in excess of the Guaranteed Maximum Price (as that term is used and defined in the Building Contract) to the senior management of the Parties prior to incurring such expense;

C.	approve any and all subcontractors performing Construction Work;

D.	review the operating procedures for commissioning, validation and quality/GMP approval;

E.	oversee transfer of manufacturing from outside the Client Space into the Client Space, any future construction projects or the purchase of additional equipment;

F.	oversee forecasting and utilization of Client Equipment; and

G.	have such other responsibilities as may be assigned to the SG pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

2.2           Steering Group Meetings.  During the Subsequent Phase, the Steering Group will meet as often as is required provided that there will be at least [**] per month and [**] at the Site (unless agreed otherwise) in each [**] month period.  Either Party may invite a suitably qualified technical consultant to attend Steering Group meetings subject to that consultant entering into terms of confidentiality with the Parties.  A Client-appointed Member shall be responsible for the circulation of papers and an agenda, within a reasonable period of time prior to the meeting and for the circulation of minutes of the meeting within a reasonable time after the meeting.  The role of the Steering Group shall be review and coordination of all matters relating to the items set forth in Section 2.1 (A) - (G).  The Steering Group shall not be entitled to make any decision which affects either Party’s rights under this Agreement except as provided in this Agreement.  Any Member may call a meeting with the other Members upon [**] prior written notice.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.3           Steering Group Decision Making.  The SG may make joint decisions with respect to any subject matter described in Section 2.2.  The SG shall use its good faith efforts to resolve by consensus any issue before it.  The SG shall give consideration to the views, position and recommendations of each Party on any issue that has been brought before it.  All decisions of the SG shall be made by [**], as indicated by [**].  If the SG cannot reach consensus on a matter brought to its attention within [**] days, then Section 21.10 shall apply.  For the avoidance of doubt, the decision-making authority of the SG shall be limited to matters relating to the items set forth in Section 2.1 (A) - (E) and (G).  Except to the extent expressly provided herein, the SG shall have no decision-making authority following the completion of the Subsequent Phase, after which the SG shall serve as a forum for discussion of issues.

2.4           Building Contractor and Design Documents.  The Parties hereby acknowledge and confirm that [**] is the Building Contractor responsible for the performance of the Construction Work.  Catalent will receive a copy of all of the Design Documents completed and approved as of the Effective Date.  From and after the Effective Date, Client shall promptly provide copies of new Design Documents and amended Design Documents to Catalent by and through the Steering Group.

2.5           General Obligations of the Parties With Respect to Construction Work. Each Party undertakes to carry out its obligations and will procure that the obligations in relation to the Construction Work are at all times and at all stages carried out in a good and proper manner in accordance with any Applicable Laws and with all reasonable care and skill including, as appropriate:

A.	the appointment of the members of the Steering Group; and

B.	subject to this Article 2, the carrying out of the Construction Work.

2.6           Building Contract.  Catalent and Client shall discuss any variations to the Building Contract by and through the SG, and any variation or proposed change shall be subject to the consent of both Parties, as evidenced by [**], such consent not to be unreasonably withheld or delayed.  If it becomes necessary or desirable to appoint any further contractor or consultant relating to the Improvements whose cost exceeds [**] percent ([**]%) of the Guaranteed Maximum Price (as that term is defined and used in the Building Contract) the process set forth in Section 2.6.1 below shall be followed and references in this Agreement to Building Contract and Building Contractor shall be taken to include the relevant contract and contractor respectively.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.6.1.           Client shall request that the proposed contractor or consultant provide an estimate of the Construction Costs and ongoing change orders involved for such Improvements (“Estimate”).

A.
If the SG is unable to approve the Estimate the Client shall first approach the Building Contractor and try to negotiate a reduction in the Construction Costs.  If the SG is still unable to approve the Estimate, the Client shall approach an alternative Building Contractor for such Improvements.

B.
If the SG approves the Estimate, Client shall negotiate the terms and conditions of the Building Contract with the Building Contractor.  At regular intervals, Client shall discuss all of the key terms with Catalent by and through the Steering Group.  In addition, the Building Contract shall contain a provision stating that Client, at Client’s sole risk, shall be entitled to access the Site to review the Construction Work at all times on reasonable notice (subject to compliance with the Building Contractor’s and Catalent’s reasonable requirements) and to make any comments, generally and as to whether or not the Construction Work has been properly completed (such comments to be implemented if the Parties agree).  For the avoidance of doubt, Catalent shall make all comments in writing to Client-appointed Members of the SG and not to the Building Contractor.

2.7           Statutory Consents.  Before commencement of the Construction Work, Client shall ensure that Building Contractor files all Design Documents, plans and specifications, pay all fees and obtain all Statutory Consents required under Applicable Law to begin the Construction Work.  Client shall ensure that Building Contractor prosecutes the Statutory Consents diligently and Catalent shall cooperate with the prosecution of and join in or execute the applications for Statutory Consents as required by Applicable Law.  Client shall ensure that Building Contractor pays all expenses incurred in connection with the application for Statutory Consents including all expenses incurred by Catalent.  Client shall ensure that Building Contractor promptly furnishes to Catalent copies of all Statutory Consents required by Applicable Law.

2.8           Delay.  Building Contractor shall keep the Parties informed of the progress of the Construction Work and shall promptly inform the Parties of any actual delay.  Client shall promptly report any delays to the Steering Group.  Except with respect to delays directly and solely due to a breach of this Agreement by Catalent, Catalent will be deemed not to be in breach of this Agreement with respect to the Processing to the extent that the delay caused to the Target Completion Date renders Catalent unable to comply with such obligations.

2.9           No Liability.  Client acknowledges that Catalent shall have no liability including for any direct, indirect or consequential loss (all three of which terms include, without limitation, pure economic loss, loss of profits, loss of business, depletion of goodwill and like loss) however caused (including as a result of negligence by the Building Contractor) for any delay or failure of or a breach of the Building Contract by the Building Contractor or Client or breach of any other contractor.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.10         Intellectual Property and Title.  Notwithstanding the terms of Article 14, as between the Parties any and all Intellectual Property with respect to the Design Documents, Improvements and Construction Work shall (to the extent permitted under the terms of the Building Contract) vest in Catalent and Client shall have no title or, except as set out in this Agreement, rights whatsoever in respect of the Client Space and/or the Facility (including any parts of the Facility which are created as a result of the Client Space) following the performance of the Construction Work nor shall Client obtain or be entitled to exercise any form of Lien through the payment of the Construction Costs. Catalent or its Affiliate shall own all right, title and interest in and to the Improvements and the Client Space, subject to the rights, licenses and interests in and to the Improvements and Client Space provided to Client under this Agreement, including, without limitation, the dedication of the Improvements and Client Space as a facility used exclusively for the Processing of Products for Client in accordance with and subject to the provisions of Section 3.3 below.  Catalent hereby grants to Client a [**].

2.11         Performance of Construction Work.  Client shall cause Building Contractor not to permit the accumulation of building supplies, equipment, waste, material or rubbish within the Client Space, the Site or the Facility, and during the construction and upon completion shall cause all rubbish, implements, material and equipment to be timely removed from the Facility and Site.  If any damage is done to any part of the Facility or the Site outside the Client Space, Client shall ensure that Building Contractor, at Building Contractor’s cost and expense, repairs and/or replaces same, in a manner satisfactory to Catalent, to the condition existing prior to commencement of the Construction Work.  Client shall ensure that the Building Contractor and all subcontractors and material men employ the services of labor that will work in harmony with each other, and any others working in the area.  If labor disputes arise, from any cause whatever, Client shall ensure that Building Contractor makes every effort to end same.  Catalent may place its supervisory personnel and representatives on the job during the course of the Construction Work, at Catalent’s expense (except as set forth in Section 3.4), for the purpose of making any inspections and insuring that Client, Building Contractor, and Building Contractor’s subcontractors and material men comply with the terms of this Agreement.  Client shall ensure that Building Contractor complies with all Catalent policies and procedures relating to safety, security, work processes and the procedures as outlined in [**] as directed by Catalent.  Notwithstanding the foregoing enumeration of restrictions and conditions, Catalent may at any time during the course of the Construction Work impose such other reasonable restrictions, rules and conditions as may be reasonably necessary to ensure the proper completion of the Construction Work.  Notwithstanding anything to the contrary in this Agreement, Client shall obtain Catalent’s prior written consent to shutting off any utilities to the Facility or the Site.  Construction Specifications “Division 1” shall be completed by Client and approved by Catalent prior to construction activities.  To the extent Catalent communicates the directive to Client, Client shall ensure that Building Contractor implements any directive of [**] pertaining to the performance of the Construction Work.  To the extent Catalent ensures that such approval is sought from [**] and is not unreasonably denied, Client shall ensure that Building Contractor’s performance of the Construction Work achieves the approval of [**].  The SG shall oversee the implementation of [**] directives and the achievement of [**] approval for Building Contractor’s performance of the Construction Work.  Unless otherwise agreed in writing by the Parties, each week between the Effective Date and the Completion Date, Client or its designee shall meet with a designated Catalent representative to review the upcoming weekly schedule of construction activities, which shall be subject to Catalent’s approval not to be unreasonably withheld.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.12         Termination of Building Contract.  Catalent shall have the right to request that Client terminate the Building Contract by providing written reasons or evidence, which request shall not be unreasonably denied by Client.  In the event that the Building Contract is terminated or treated as terminated, for whatever reason, Parties shall promptly use commercially reasonable efforts to replace the Building Contract and Building Contractor as soon as practically possible.

2.13         No Liens.  Client has no right, title or interest in the Facility, the Site or the Client Space against which any Lien may be granted.  Client shall amend the Building Contract to obligate Building Contractor to: (a) not create or permit to be created or remain, and promptly discharge, at Building Contractor’s sole cost and expense, any Lien on the Facility, the Site or the Client Space or any part thereof or upon fixtures to the Facility, the Site or the Client Space and (b) keep the Facility, the Site and the Client Space and fixtures thereon free and clear of any Lien as the result of any of Building Contractor’s subcontractors, suppliers, employees or material men. In the event that any such Lien shall be filed against the Facility, the Site or the Client Space or fixtures thereto or part thereof, upon Client’s receipt of notice of filing of such Lien, Client shall withhold payment of any amount then due or that becomes due and payable by Client to Building Contractor until such time as Building Contractor causes such Lien to be released or discharged by payment or bonding.  The foregoing notwithstanding, in the event that Catalent notifies Client that any such Lien must be removed as required by Catalent’s loan obligations or lender, then Client shall promptly post such bond or provide other security as is reasonably necessary to release or discharge such lien or to assure that the priority of the mortgagee’s mortgage over such Lien will not be lost.  If Client fails to post such bond(s) or otherwise obtain discharge and release of such Lien or provide such security and save Catalent and Catalent’s lender harmless from all threat of loss or damage that could arise therefrom, Catalent, alter notice to Client, may pay and/or otherwise obtain discharge of such Lien (including by use of funds obtained from the Cash Deposit pursuant to Section 4.1), and all expenditures and costs incurred thereby shall be payable as additional fees hereunder and shall accrue interest at the rate set forth in Section 10.4 until paid. Failure by Client to comply with this Section shall be a material breach of this Agreement.  Nothing contained herein shall imply any consent or agreement on the part of Catalent to subject Catalent’s estate to liability under any mechanics’ or other lien law.

ARTICLE 3
EQUIPMENT

3.1           Orders.  With the exception of the initial Client Equipment ordered on or before the Effective Date, Catalent and Client shall agree on Client Equipment to be ordered, by and through the Steering Group, pursuant to the process set forth in Section 2.1 and Schedule 4.  Client shall purchase, pay for, own title to and bear risk of loss for all Client Equipment identified in or added to Schedule 3 within [**] months after the date that Schedule 3 is added or amended to reflect such Client Equipment.  Client shall be responsible for all costs associated with delivery, installation, qualification and validation of the Client Equipment.  Client Equipment will be used by Catalent in accordance with Section 3.3, and Client Equipment costs shall be paid in full by Client.  To the extent Catalent agrees to purchase equipment for use in connection with this Agreement, Catalent shall purchase, pay for, own title to and bear risk of loss for all such Catalent Equipment.  Notwithstanding the foregoing, without the advance written consent of Client, which consent shall not be unreasonably denied, there shall be no material modification of any part or item of Client Space, Improvements or Client Equipment, or any portion, part, or component thereof.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2           Title to Equipment and Security Interest.  Subject to Section 3.8 and Section 19.5(F), Client shall own title to all Client Equipment notwithstanding the installation of Client Equipment at the Facility.  Catalent shall not do or permit or cause anything to be done whereby Client’s rights in and title to the Client Equipment are prejudiced.

3.3           Use of Equipment.  Except as provided in Section 3.8 or Article 19, no item of Client Equipment shall be moved from the Facility without the prior written agreement of the Parties, not to be unreasonably withheld or delayed.  Except as provided in this Article 3, Catalent shall not use the Client Space or Client Equipment for any purpose other than Processing Products in accordance with this Agreement (or any other relevant supply agreement which may be entered into between the Parties) without Client’s prior written consent (such consent not to be unreasonably withheld or delayed).

A.	The Parties shall meet to consider, forecast, plan and agree the utilization of the Client Equipment, by and through the Steering Group, as follows:

(i)
The Parties shall meet to discuss the forecast utilization of the Client Equipment approximately [**] months in advance of the anticipated Completion Date and thereafter in December of each calendar year (the “Annual Meeting”).  At the Annual Meeting the Parties shall discuss the forecast for the forthcoming calendar year.

(ii)
In addition to the Annual Meeting, the Parties shall meet in March, June and September (together with the Annual Meeting the “Quarterly Meetings”) to discuss the use of the Client Equipment in the Quarter after the full Quarter that follows the meeting and agree on a production schedule for Products for Client.

B.	At Client’s cost, Catalent shall mark each individual unit of Client Equipment in a conspicuous manner to indicate that such Client Equipment is owned by Client.

C.	Catalent has no right, title or interest in the Client Equipment and as such, Catalent has no right, title or interest in the Client Equipment against which any Lien may be granted by Catalent.

D.
Except pursuant to Section 3.2, Client shall not grant a Lien on the Client Equipment, shall ensure that the Building Contractor and its subcontractors do not take a Lien on Client Equipment and shall keep the Client Equipment free and clear of any Lien as a result of Client.

3.4           [**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5           Facility Fee.  Subject to the payment of the Facility Construction Support Fee, on the earlier of the Completion Date or July 1, 2014, Catalent shall, for a fee provided in Attachment C and referenced in Article 10, maintain the Client Space, Improvements, Client Equipment and the Catalent Equipment in accordance with the below:

A.	such maintenance shall be performed to at least the standards adopted in respect of its other equipment in the Facility required to be maintained in compliance with cGMP;

B.	Catalent shall use trained and competent maintenance personnel for such maintenance;

C.
Catalent shall keep and update as appropriate all documents relating to the Client Equipment (whether they exist in paper or electronic form) including a copy of all maintenance records for a minimum period of [**] years.  All such documents shall be available for Client to inspect at the Facility on reasonable notice by Client to Catalent.  Catalent shall provide to Client a complete copy of such documents on the termination of this Agreement except termination by Catalent pursuant to Section 19.3(A) or (B); and

D.
Client shall be responsible for the cost of maintenance of the Client Equipment.  Catalent shall inform Client of the need for any upgrades, replacements and repairs which are identified as Significant Repairs.  Significant Repairs shall include any upgrade, replacement or repair which exceeds a total cost of $[**].  Catalent shall perform all such Significant Repairs and Client shall be responsible for the cost of any Significant Repairs to Client Equipment including Catalent’s reasonable costs for performing the same.  Catalent will seek Client’s approval before proceeding with any Significant Repairs, such approval not to be unreasonably withheld, conditioned or delayed.

E.
If at any time any further modification to the Facility, Client Space, Improvements, Client Equipment or Catalent Equipment is required by a Regulatory Authority, such modification shall be undertaken upon the Parties’ mutual agreement by and through the Steering Group and at Client’s expense.

F.	Subject to Section 3.5(D) above, Client shall have no responsibility to maintain the Facility, Client Space, Improvements, Client Equipment, and Catalent Equipment to cGMP and production readiness.

3.6           Risk of Loss of Client Equipment.  For such period as Client has title in the Client Equipment and Catalent has possession of the Client Equipment in the Facility, as between Client and Catalent, Client shall bear all risk of:

A.	loss of or damage to the Client Equipment including normal wear and tear; and

B.	loss or damage caused by the Client Equipment to Products Processed for Client.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In addition, the Parties agree that:

(i)	Client shall have no liability for Batches not released by Catalent if the failure to release the Batch is due to Catalent Defective Processing; and

(ii)
In the event of any such loss or damage of any item of Client Equipment due to the gross negligence or willful misconduct (including gross negligence or intentional misconduct in relation to the operation (including to properly prepare SOPs), inspection or maintenance the Client Equipment) of Catalent, its Affiliates, employees, contractors or representatives, Catalent shall at Client’s option either:

(a)	repair or replace such item of Client Equipment as soon as reasonably practical at Catalent’s sole cost and expense; or

(b)	pay to Client the Residual Value of such Client Equipment at the date the loss occurred.

Catalent’s obligations under this Section 3.6 shall be Client’s exclusive remedy and Catalent’s sole liability with respect to loss of or damage to the Client Equipment and any Products as contemplated in this Section 3.6.

3.7           Liability for Stoppage.  Catalent shall not be liable for any loss or damage (other than where caused by Catalent’s gross negligence or willful misconduct) suffered by Client through the breakdown or stoppage of the Client Equipment or the Catalent Equipment.  Catalent will use commercially reasonably efforts to repair and cause Client Equipment, Catalent Equipment, Improvements, Client Space and Facility to be in manufacturing ready state as soon as reasonably practical.

3.8           Disposal of Equipment.  If the Client Equipment has remained idle for a period of in excess of twelve (l2) calendar months or, in the reasonable judgment of the Parties, has reached the end of its useful life then Client and Catalent will discuss means of best protecting their respective positions in respect of the Client Equipment, with a view to either Client removing the Client Equipment or Catalent having the right to use, purchase or destroy the Client Equipment in accordance with Section 19.5.

3.9           Taxes.  Client shall be responsible for all personal property and all other taxes and governmental charges imposed or levied on the Client Equipment by any and all applicable government authorities.  Catalent shall provide adequate documentation to substantiate such taxes.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 4
TERMS APPLICABLE TO CONSTRUCTION WORK AND CLIENT EQUIPMENT

4.1           Security Deposit.

A.
Promptly after the Effective Date, but no later than [**] business days following Client’s receipt of Catalent’s written wiring instructions therefor, Client shall deposit to the account of Catalent by wire transfer an additional payment of [**] dollars ($[**]) in cash (“Cash Deposit”) (together with the [**] dollars wired previously to Catalent pursuant to the Letter Agreement), to be held by Catalent (a) as security for the faithful performance by Client of the payment obligations under Section 4.5 (the “Costs”); and (b) the discharge of Liens pursuant to Section 2.13. If Client defaults with respect to the payment of Costs or any portion thereof, time being of the essence, Catalent may (but shall not be required to) withdraw from the Cash Deposit, up to the entirety of the Cash Deposit the amount required to pay the costs then due and to use, apply or retain the proceeds thereof for the payment of any other Costs or to compensate Catalent for any other loss or damages which Catalent may suffer as a result of Client’s failure to pay the Costs.

B.
In the event of the use of any portion of the Cash Deposit, Client shall, within [**] days after Client’s receipt of another written request from Catalent therefor, replenish the Cash Deposit to the full amount set forth above, time being of the essence.

C.	Any Cash Deposit shall be transferable by Catalent to its successor in accordance with Section 21.7 or to Catalent’s lender if requested.

D.
In the event of bankruptcy or other debtor/creditor proceedings against Client, the proceeds of the Cash Deposit shall be deemed to be applied first to the payment of Costs due to Catalent or the Building Contractor for all periods prior to the filing of such proceedings.

E.
Catalent shall deliver the Cash Deposit, and any proceeds thereof, to any successor-in-interest of Catalent and thereupon Catalent shall be discharged from any further liability with respect thereto provided that such successor has agreed to assume the obligations of Catalent hereunder.  This provision shall also apply to any subsequent transfers.

F.
The balance remaining of the Cash Deposit, if any, and any proceeds thereof shall be delivered to Client within [**] days after the invoices for all Costs have been paid by Client and all lien waivers required under this Agreement have been delivered to Catalent.

G.
The amount owed by Client to Catalent and the Building Contractor shall not be limited by the Cash Deposit.  Catalent’s right to draw under the Cash Deposit shall be in addition to, and not in lieu of, all other rights and remedies of Catalent for the failure of Client to pay the Costs or breach of Section 2.13.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2           Insurance Coverage for Construction Work and Equipment.  Client shall, at its cost, maintain throughout the term of this Agreement, with a reputable insurer rated a minimum of A-by Best’s Rating Service, insurance for the Facility, Construction Work and all Client Equipment.  Client may, but will not be obliged to, obtain a waiver of any exclusion in respect of terrorism but will seek to ensure that any policy exclusions and excesses fall within normal commercial practice in the United States insurance market.  Client will, upon request by Catalent, provide Catalent with a certificate of insurance evidencing reasonable levels of liability insurance in respect to the Facility and Construction Work customary with this type of project.  Catalent, at Catalent’s cost and expense, may procure additional insurance to ensure that the Facility, Improvements and the Client Equipment are insured as it deems appropriate.  The Parties agree that insurance maintained by Client or Building Contractor shall be primary and non-contributing with insurance or self-insurance maintained by Catalent.  In addition, prior to the commencement of Construction Work and continuing through the completion of the Work, Client shall secure or require the Building Contractor to secure from an insurer reasonably acceptable to Catalent, rated a minimum of A- by Best’s Rating Service: (a) Builders Risk Insurance on an All Risk basis with Catalent, Catalent’s mortgage lenders, and Client as named additional insureds, in an amount not less than [**]; and (b) insurance against claims under Workers’ Compensation Acts in compliance with all legal requirements; (c) Automobile liability insurance covering all owned, non-owned or hired vehicles used in the project in a minimum amount of [**] combined single limit (d) Comprehensive General Liability Insurance covering the Construction Work (including Broad Form Contractual Liability Insurance and Products and Completed Operations Insurance) with a combined single limit of not less than $[**] bodily injury and/or property damage liability and not less than $[**] aggregate liability; and (e) umbrella liability insurance in a minimum amount of $[**] providing excess or broader coverage over the liability limits contained in subparagraph (e) and (d). Catalent shall be a named additional insured in all such insurance policies of Client and Building Contractor and a loss payee under the Builders Risk insurance.  Prior to the commencement of Construction Work, Client shall deliver or require Building Contractor to deliver to Catalent certificates evidencing the foregoing insurance and evidencing the foregoing endorsements, and Client shall provide or require Building Contractor to provide [**] days prior written notice to Catalent of cancellation or changes in such insurance.

4.3           Casualty.  In the event of any loss or damage occurring to the Facility, Improvements, Catalent Equipment, Client Equipment or Client Space, the Steering Group shall meet and determine whether to rebuild or repair the Facility, Client Space, Improvements, Catalent Equipment and Client Equipment, in which case Section 4.3(A) shall apply or whether to forego rebuilding or repair, in which case, Section 4.3(B) shall apply.  The Steering Group shall use commercially reasonable efforts to make a determination regarding repairing or rebuilding within [**] days of the occurrence of the loss, provided that any reconstruction undertaken by Client shall be subject to any restriction imposed by any local authority on the right to access or reconstruct the Facility and performed at the risk of any decision not to rebuild taken by Catalent within [**] days of the occurrence of the loss.

A.
If by unanimous decision the Steering Group agrees to rebuild or repair the Facility, Client Space, improvements, Client Equipment and/or Catalent Equipment, Client may claim on its insurance and/or fund the obligation from its own resources.  In either case, the principle that Client owns any new Client Equipment and Catalent owns the Improvements and Catalent Equipment shall be preserved and immediately following the reconstruction or replacement, the Residual Value of the Client Equipment and Improvements shall be equal to the Residual Value immediately prior to the loss of or damage to the Client Equipment or Improvements.  To the extent that (i) Catalent has additional insurance or (ii) it has insured for a risk that is not included in Client’s insurance obligation in Section 4.2, and if Catalent is able to make a claim in its insurance, then Catalent shall contribute to the cost of reconstruction of the Client Space, provided Catalent’s obligation to contribute shall be limited to the lesser of (i) the difference between the reconstruction cost less the Residual Value of the Improvements and the Client Equipment and (ii) the amount that Catalent receives from its insurer. Until such time as the rebuilding or repair specified in this Section 4.3(A) is complete, Catalent shall [**] to prioritize the use of any suitable shared space of the Site, and [**] to prioritize the use of any suitable shared space of any other Catalent facility, for Product Processing for Client, except that the foregoing obligations shall not apply to any portion of a Catalent facility, including any portion of the Site, which is dedicated exclusively to use by or for another customer, nor shall Catalent be required to breach any of its contractual commitments to other customers.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.
If by unanimous decision the Steering Group agrees not to rebuild or repair the Facility, Client Space, Improvements, Client Equipment or Catalent Equipment, or if Catalent does not agree to any such rebuilding or repair, or if Client does not agree to any such rebuilding or repair, the provisions of this Section 4.3(B) shall apply.

i.
Subject to paragraph (ii) below, if the loss falls within Client’s insurance obligation under Section 4.2, Client shall retain the Residual Value of the Client Equipment and pay the remainder of the insurance proceeds for the Client Equipment to Catalent; to the extent a loss falls outside Client’s insurance obligation under Section 4.2, Client shall not be obliged to pay any amount to Catalent;

ii.	Catalent shall allow Client to remove any of the Client Equipment that is in Client’s reasonable view salvageable;

iii.
If the loss is a loss of the Facility’s functionality on which the Client Space depends and if the loss is a loss for which rebuilding or repair is not commercially reasonable, then Catalent may elect to terminate the Agreement and remove the Client Equipment at Client’s expense.  If the immediately preceding sentence does not apply or if the sentence applies but Catalent elects not to terminate the Agreement, Client may elect to (a) terminate the Agreement and remove the Client Equipment at Client’s expense or (b) reestablish the Process at a dedicated space in another manufacturing facility of Catalent, such facility to be selected by mutual agreement of the Parties, and in such event this Agreement shall apply to the rights and obligations of the Parties mutatis mutandis, provided that (1) until such time as the reestablishment of the Process at a dedicated space in another facility is completed, Catalent shall [**] to prioritize the use of any suitable shared space at the Site, and [**] to prioritize the use of any suitable shared space of any other Catalent facility, for Product Processing for Client, except that the foregoing obligations shall not apply to the any portion of a Catalent facility, including any portion of the Site, which is dedicated exclusively to use by or for another customer, nor shall Catalent be required to breach any of its contractual commitments to other customers, (2) the Parties shall agree upon a reasonable adjustment to pricing for Processing of Product at the shared space and the new facility, (3) subject to the prior exhaustion of any remainder of insurance proceeds that otherwise would be paid to Catalent as provided in Section 4.3(B)(i) above, Client shall bear the cost of moving and installing Client Equipment at the new facility along with the cost of any renovations that may be necessary to establish the Process at such facility, (4) Client shall bear the cost of obtaining any Regulatory Approval for the Process at such facility, and (5) the Parties shall agree upon changes to the applicable quality agreement as appropriate for the new facility; and

iv.	Catalent shall be entitled to retain any monies it receives from its insurer.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4           Condemnation.  If the Client Space or a part of the Facility shall be taken by the exercise of the power of eminent domain (or sold to the holder of such power pursuant to a threatened taking):

A.	Catalent shall be entitled to receive all condemnation awards or purchase price; and

B.
Either Party may elect to terminate the Agreement and remove the Client Equipment at Client’s expense or the Parties may agree to reestablish the Process at another manufacturing facility of Catalent, such facility to be selected by mutual agreement of the Parties, and in such event this Agreement shall apply to the rights and obligations of the Parties mutatis mutandis, provided that (i) until such time as the reestablishment of the Process at a dedicated space in another facility is completed, Catalent shall [**] to prioritize the use of any shared space at the Site and [**] to prioritize the use of any shared space of any other Catalent facility for Product Processing for Client, except that the foregoing obligations do not apply to the any portion of a Catalent facility, including any portion of the Site, which is dedicated exclusively to use by or for another customer, nor shall Catalent be required to breach any of its contractual commitments to other customers; (ii) the Parties shall agree upon a reasonable adjustment to pricing for Processing of Product at the shared space and the new facility; (iii) Client shall bear the cost of moving and installing Client Equipment at the new facility along with the cost of any renovations that may be necessary to establish the Process at such facility; (iv) Client shall bear the cost of obtaining any Regulatory Approval for the Process at such facility; and (v) the Parties shall agree upon changes to the applicable quality agreement as appropriate for the new facility.

4.5           Costs.  Construction Costs shall be calculated and paid as follows:

A.
Building Contractor shall receive invoices directly from contractors employed by Building Contractor to perform the Construction Work.  Building Contractor shall forward all invoices received from contractors for the invoiced period to the party designated as authorized by Client to issue authorizations for payment of invoices (the “Client’s Designee”).  For each invoice, Client’s Designee shall determine the percentage of progress towards completion of the segment of Construction Work reflected by the invoice and issue either (a) an authorization for payment of a sum equal to the percentage of progress toward completion of the segment of Construction Work (the “Percentage Completion”) multiplied by that portion of the Guaranteed Maximum Price (as that terra is defined and used in the Building Contract) applicable to the segment of Construction Work, minus any amounts) previously invoiced and paid for the segment of Construction Work (any such sum, the “Authorized Payment Amount”) or (b) a denial of authorization for payment if the Percentage of Completion multiplied by that portion of the Guaranteed Maximum Price (as that term is defined and used in the Building Contract) applicable to the segment of Construction Work is less than or equal to the amount(s) previously invoiced and paid for the segment of Construction Work. Upon Building Contractor’s receipt of an authorization to pay the Authorized Payment Amount(s), Building Contractor shall issue a monthly consolidated invoice to Client for the Authorized Payment Amount(s) plus the Building Contractor’s fee, along with the supporting contractors’ invoices.  Client shall pay to Building Contractor the amount(s) reflected in the monthly consolidated invoice, subject to receipt of applicable lien waivers.  Building Contractor shall pay and have sole responsibility for payment of the contractors’ invoices that gave rise to Authorized Payment Amount(s) in the monthly consolidated invoice. Client shall amend the Building Contract to obligate Building Contractor, at the time of payment of any subcontractor’s invoice, to (1) secure a conditional partial lien waiver for the amount of such payment and an unconditional release of each prior payment from such subcontractor substantially in the form attached as Schedule 8 and (2) provide such conditional partial lien waiver and unconditional release to Catalent promptly after the payment of such invoice. For purposes of this Section 4.5, a “conditional partial lien waiver” shall mean a partial lien waiver that effects the subject waiver only upon the satisfaction of the condition precedent of payment to the grantor of the amount specified in the conditional partial lien waiver.  Client shall ensure that Building Contractor promptly provides copies of all invoices and payments to Catalent.  Promptly after Client pays to Building Contractor any Authorized Payment Amount pursuant to a final Certificate of Payment (as that term is defined in the Building Contract) issued by Client’s Designee, Client shall ensure that Building Contractor secures and provides to Catalent conditional final lien waivers for the amounts reflected in such payment, and, promptly after the subcontractors’ receipt of corresponding disbursements from Building Contractor, accompanying unconditional releases for the amounts reflected in such payment, which conditional final lien waivers and unconditional releases are substantially in the form attached as Schedule 8 and signed by the Building Contractor and all contractors, subcontractors, material men and suppliers for labor, services and materials furnished in connection with the Construction Work and Improvements. For purposes of this Section 4.5, a “conditional final lien waiver” shall mean a final lien waiver that effects the subject waiver only upon the satisfaction of the condition precedent of payment to the grantor of the amount specified in the conditional final lien waiver.

B.
Except as otherwise agreed by the Parties, all sums payable by Client to Catalent under this Agreement will be made within [**] days of the date of receipt of the invoice in US dollars to the credit of a bank account to be designated in writing from time to time by Catalent.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

C.
All Costs payable to Catalent under this Agreement are exclusive of VAT or other applicable duties, sales tax or other taxes.  Any of the foregoing shall be payable by Client to Catalent in addition to the Costs.

D.
Within [**] days of the date of execution of this Agreement by both Parties, Catalent shall credit Client the amount Client paid to Catalent under the Quote denoted as [**] to be applied toward clinical or commercial services at Client’s discretion.

4.6           Completion Date Certificate.  Within thirty (30) days following the Completion Date, the Parties shall execute a Completion Date Certificate in the form attached as Schedule 6.

ARTICLE 5
PROCESS VALIDATION, PROCESSING & RELATED SERVICES

5.1           Location of Services.  Prior to the Completion Date, any Validation Services, Processing or other services required to be performed by Catalent under this Article 5 shall be performed in parts of the Facility other than the Client Space.  Beginning no earlier than the Completion Date and subject to payment in full for all Costs and other outstanding amounts as of the Completion Date, Catalent shall perform the services described in this Article 5 in the Client Space.  For the avoidance of doubt, Catalent shall have no obligation to perform any services in the Client Space in the event that (i) the Construction Work is not satisfactorily completed; (ii) Client Equipment or Catalent Equipment is not successfully installed, qualified, validated and operational; or (iii) such Costs and any other amounts owed by Client under this Agreement are not fully paid.

5.2           Validation Services.  The Parties will negotiate in good faith the provision of qualification, validation and stability services described in Attachment B (the “Validation Services”) and whether the Validation Services will be performed in the Client Space or outside the Client Space.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3           Supply and Purchase of Product.  Catalent shall Process Product in accordance with the Specifications, the Applicable Laws and the terms and conditions of this Agreement.  Client and its Affiliates shall purchase from Catalent, and Catalent will be the supplier to Client and its Affiliates for Client’s and its Affiliates’ requirements of Product in countries in the Territory in which Client and/or its Affiliates have the right to sell, have sold, or grant a license to sell the Product, as follows.  Following the Commencement Date and throughout the remainder of the Term, Client and its Affiliates shall purchase from Catalent no less than [**] percent ([**]%) of their requirements of Product in countries in the Territory in which Client and/or its Affiliates have the right to sell, have sold, or grant a license to sell the Product.  [**].

5.4           Product Maintenance Services.  Client will receive the following product maintenance services (the “Product Maintenance Services”): [**] audit (as further described in Section 12.5); [**] regulatory audits (as further described in Section 12.4); one annual Product review (within the meaning of 21 CFR § 221.180); drug master file updates for the Territory, if applicable; access to document library over and above the Quality Agreement, including additional copies of Batch paperwork or other Batch documentation; assistance in preparing Regulatory Approvals; Product document and sample storage relating to cGMP requirements; vendor re-qualification; maintenance, updates and storage of master batch records and audit reports; bulk stability (6 months, warehouse conditions); and tooling and filter bag maintenance, as applicable. For avoidance of doubt, the following services and items are not included in Product Maintenance Services: technology transfer; analytical work; stability, other than the bulk stability described above; process rework (except to the extent process rework is due to Catalent’s gross negligence or willful misconduct); Validation Services and replacement HPLC columns, as applicable.

5.5           Other Related Services.  Catalent shall provide such Product-related services, other than Validation Services, Processing or Product Maintenance Services, as agreed to in writing by the Parties from time to time.  Such writing shall include the scope and fees for any such services and be appended to this Agreement.  The terms and conditions of this Agreement shall govern and apply to such services.

5.6           Expansion of Territory.  In the event Client desires to expand the Territory under this Agreement to include one or more additional countries (each, an “Additional Country”), Client will, on each such occasion, provide written notice to Catalent.  If meeting the regulatory requirements applicable to the Processing of Product intended for distribution in such Additional Country is technically feasible using commercially reasonable efforts, and Catalent is not otherwise restricted under applicable law or other obligations, including without limitation those imposed by the U.S. Office of Foreign Asset Control, Catalent will provide Client with a proposal that describes the additional costs to be paid by Client as a result of the additional regulatory requirements in such country applicable to the Processing of Product, and a time-line for being able to Process Product that conforms to such additional requirements (the “Additional Product Proposal”), and the Parties will negotiate the Additional Product Proposal in good faith. The Additional Product Proposal will serve as the basis for an amendment to this Agreement to expand the Territory.  No expansion of the Territory will be effective unless a written amendment to this Agreement defining the expanded Territory and the additional work and costs, if any, associated with such expansion has been signed by both Parties.  Catalent will not unreasonably withhold its consent to an amendment to this Agreement to expand the Territory.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6
MATERIALS

6.1           API.

A.           Client shall supply to Catalent for Processing, at Client’s sole cost and risk, API, applicable reference standards and any other Client-supplied Materials, DDP (Incoterms 2010) the Facility in quantities sufficient to meet Client’s requirements for Product, as set forth in Article 7.  Client shall deliver such items, together with associated certificates of analysis, to the Facility no later than [**] days before the Processing Date upon which such items will be used by Catalent.  Client shall be responsible at its expense for securing any necessary export or import clearances or permits required in respect of supply to Catalent of such items.  Catalent shall use such items solely and exclusively for Processing.  Prior to delivery of any such items, Client shall provide to Catalent a copy of all associated material safety data sheets, safe handling instructions and health and environmental information, and shall promptly provide any updates or revisions thereto.  In addition, beginning no earlier than [**] months prior to the Commencement Date, Client shall deliver to Catalent a monthly report, together with the Rolling Forecast submitted pursuant to Section 7.1, which tracks the following supply chain information with respect to raw materials for each API batch ordered by Client for use in Product: order date, manufacture lot number, quantity, ship date, customs clearance date and arrival date at Catalent (the “API Procurement Tracking Report”).  The API Procurement Tracking Report shall be provided in substantially the form set forth in Attachment F.

B.           Within [**] days of receipt of API or any other Client-supplied Materials by Catalent, Catalent shall inspect and test such items to verify their identity.  Unless otherwise expressly required by the Specifications, Catalent shall have no obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise; but in the event that Catalent detects a nonconformity with Specifications, Catalent shall give Client prompt oral and written notice of such nonconformity.  Catalent shall not be liable for any defects in API or any other Client-supplied Materials, or in Product as a result of defective API or any other Client-supplied Materials, unless Catalent failed to properly perform the foregoing obligations.  Catalent shall follow Client’s reasonable written instructions in respect of return or disposal of defective API or any other Client-supplied Materials, at Client’s sole cost and risk.

C.           Client shall retain title to API and any other Client-supplied Materials at all times and shall bear the risk of loss thereof, except and to the extent any such loss arises from the gross negligence or willful misconduct of Catalent.  Notwithstanding the foregoing, Catalent retains liability of up to [**] dollars ($[**]) for any loss or damage to API per Batch in Process per event to the extent such loss or damage arises from the negligence of Catalent,

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2           Raw Materials.

A.           Catalent shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the Parties in writing.  Catalent shall not be liable for any delay in delivery of Product if Catalent placed orders for such Raw Materials promptly following receipt of Client’s Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the Parties will negotiate in good faith an appropriate amendment to this Agreement, including Sections 6.4 and 7.1.

B.           In certain instances, Client may require a specific supplier, manufacturer or vendor (“Supplier”) to be used for Raw Material and such Supplier shall be used by Catalent.  In such an event, (i) such Supplier will be identified in the Specifications, (ii) Client shall be responsible for the timeliness, quantity and quality of supply of Raw Materials from such Supplier, (iii) Catalent shall not be liable for any defects in Raw Materials from such Supplier, or in Product as a result of such defective Raw Materials unless Catalent failed to properly perform any testing required by the Specifications, and (iv) the Raw Materials from such Supplier shall be deemed, for purposes of liability hereunder, Client-supplied Materials. If the cost of the Raw Material from any such Supplier is greater than Catalent’s costs for the same raw material of equal quality from other suppliers, Catalent shall add the difference between Catalent’s cost of the Raw Material and the Supplier’s cost of the Raw Material to the Batch Pricing.  Client will be responsible for all costs associated with qualification of any such Supplier who has not been previously qualified by Catalent.

6.3           Artwork and Packaging.  Client shall provide or approve, prior to the procurement of applicable components, all artwork, advertising and packaging information necessary for Processing, if any.  Such artwork, advertising and packaging information is and shall remain the exclusive property of Client, and Client shall be solely responsible for the content thereof.  Such artwork, advertising and packaging information or any reproduction thereof may not be used by Catalent in any manner other than performing its obligations hereunder.

6.4           Reimbursement for Materials.  In the event of (A) a Specification change for any reason, (B) obsolescence of any Raw Material or (C) further to Section 19.4 (C), termination or expiration of this Agreement, Client shall bear the cost of any unused Raw Materials (including packaging), so long as Catalent purchased such Raw Materials in quantities consistent with Client’s most recent Firm Commitment and the supplier’s minimum purchase obligations.

ARTICLE 7
PURCHASE ORDERS & FORECASTS

7.1           Forecast and Maximum Requirement.  On or before the [**] of each calendar month, beginning at least [**] months prior to the anticipated Commencement Date, Client shall furnish to Catalent a written [**] rolling forecast of the quantities of Product that Client intends to order from Catalent during such period (“Rolling Forecast”), provided that Catalent has the right to reject any portion of the amount by which the quantity of Product forecasted in any Rolling Forecast exceeds [**] percent ([**]%) of the quantity of Product purchased in the preceding [**] months not to exceed the capacity of the dedicated equipment. The capacity of the dedicated equipment is currently estimated to be approximately [**] Batches of Product per Contract Year.  The capacity of the dedicated equipment will be reviewed and updated after the Completion Date.  The first [**] of such Rolling Forecast shall constitute a binding order for the quantities of Product specified therein (“Firm Commitment”) and the following [**] of the Rolling Forecast shall be non-binding, good faith estimates.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2           Purchase Orders.

A.           From time to time as provided in this Section 7.2 (A), Client shall submit to Catalent a binding, non-cancelable purchase order for Product specifying the number of Batches to be Processed, the Batch size (to the extent the Specifications permit batches of different sizes and the Parties have agreed on the terms applicable to manufacture of such different batch sizes) and the requested delivery date for each Batch (“Purchase Order”).  Concurrently, with the submission of each Rolling Forecast, Client shall submit a Purchase Order for the Firm Commitment.

B.           Without limiting the generality of Sections 7.1 and 7.2 (A), Client will submit one or more Purchase Orders for a minimum of [**] Batches of Product to be manufactured between the Effective Date and the earlier of the Completion Date or July 1, 2014 (the “Initial Batches”).  The Initial Batches may be for clinical or commercial use and shall be considered Batches manufactured under this Agreement.

C.           Within [**] days following receipt of a Purchase Order, Catalent shall issue a written acknowledgement (“Acknowledgement”) that it accepts such Purchase Order.  Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date, and shall include the Processing Date.

D.           Notwithstanding Section 7.2 (C), in the event Client orders any quantity of Product for a period that is greater than the quantity of Product forecasted in the then-current Rolling Forecast for such period (any portion of the ordered quantity that is in excess of the forecasted quantity for such period, the “Excess Quantity”), in addition to filling the forecasted quantity of Product for such period, Catalent shall use commercially reasonable efforts to fill the Excess Quantity of Product ordered for such period subject to Catalent’s other supply commitments and manufacturing, packaging (to the extent applicable) and equipment capacity provided: (i) Catalent did not reject any portion of the Excess Quantity and thereby prevent its inclusion in the then-current Rolling Forecast in accordance with Section 7.1, and (ii) the quantity of Product ordered for the period including the Excess Quantity does not exceed [**] percent of the quantity of Product purchased in the preceding [**] months not to exceed the capacity of the dedicated equipment. Catalent’s failure to supply Client with quantities in excess of the quantities specified in the Firm Commitment shall not constitute a breach of this Agreement by Catalent.

E.           In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall control.

7.3           Catalent’s Cancellation of Purchase Orders.  Notwithstanding Section 7.4, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Client, and Catalent shall have no further obligations or liability with respect to such Purchase Order, if Client refuses or fails to timely supply conforming API or any other Client-supplied Materials in accordance with Section 6.1.  Any such cancellation of Purchase Orders shall not constitute a breach of this Agreement by Catalent.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.4           Client’s Modification or Cancellation of Purchase Orders.

A.           Client may modify the delivery date or quantity of Product in a Purchase Order only by submitting a written change order to Catalent at least [**] days in advance of the earliest Processing Date covered by such change order.  Such change order shall be effective and binding against Catalent only upon the written approval of Catalent, and notwithstanding the foregoing, Client shall remain responsible for the Firm Commitment unless otherwise agreed by the Parties in writing signed by authorized signatories of both Parties.

B.           Notwithstanding any amounts due to Catalent under Section 7.3, if Client fails to place Purchase Orders sufficient to satisfy the Firm Commitment, Catalent shall inform Client of such shortfall.  Client shall, have the options to a) [**] days of receipt of such notification from Catalent, and at least [**] days prior to the delivery date, [**] or b) [**].

7.5           Unplanned Delay.  Catalent shall use commercially reasonable efforts [**] to meet the Purchase Orders, subject to the terms and conditions of this Agreement.  Catalent shall provide Client with as much advance notice as possible (and will use commercially reasonable efforts to provide at least [**] days advance notice where possible) if Catalent determines that any Processing will be delayed.

7.6           Observation of Processing.  In addition to Client’s audit right pursuant to Section 12.4, Client may send up to [**] to the Facility to observe Processing for the [**] after the Commencement Date, and thereafter, for a maximum of [**] per calendar year (unless otherwise agreed by Catalent in writing), so long as Client provides Catalent at least [**] advance written notice of the attendance of such Client representatives.  Such representatives shall abide by all Catalent safety rules and other applicable employee policies and procedures, and Client shall be responsible for such compliance.  Client shall indemnify and hold harmless Catalent for any action, omission or other activity of such representatives while on Catalent’s premises.  Catalent reserves the right to require such representatives to enter into separate confidentiality agreements directly with Catalent in such persons’ individual capacities on terms substantially similar to those set forth in Article 13.

ARTICLE 8
TESTING; SAMPLES; RELEASE

8.1           Testing; Releasing; Rejection.  Unless otherwise agreed to by the Parties during their ordinary course of dealings, after Catalent completes Processing of a Batch, Catalent shall provide Client or its designee with a certificate of analysis for such Batch and copies of Batch records prepared in accordance with the Specifications; provided, that if testing reveals an out-of-Specification result, Catalent shall provide such Batch records promptly following resolution of the out-of-Specification result.  Issuance of a certificate of analysis constitutes release of the Batch by Catalent to Client.  Client shall be responsible for final release of Product (including any additional testing Client may require beyond standard release testing performed by Catalent in connection with release of a Batch by Catalent to Client in accordance with the Specifications), at its cost to the market.  Following Client’s receipt of a shipment of a Batch, Client or Client’s designee may test samples of such Batch to confirm that the Specifications have been met.  Within [**] days after Client’s receipt of a Batch (“Review Period”), Client or its designee shall notify Catalent in writing of Client’s acceptance or rejection of such Batch.  In the event of any Latent Defect in a Batch, Client shall notify Catalent in writing of such Latent Defect within [**] of Client’s discovery of such Latent Defect, but in no event later than [**] following delivery of the Product pursuant to Section 9.1.  In case of Client’s rejection of a Batch or notification of a Latent Defect, the written notice (an “Exception Notice”) shall indicate that such Batch does not meet the warranty set forth in Section 15.1 (“Defective Product”) and Client shall provide a sample of the alleged Defective Product.  Upon timely receipt of an Exception Notice from Client, Catalent shall conduct an appropriate investigation in its discretion to determine whether or not it agrees with Client that Product is Defective Product and to determine the cause of any nonconformity.  If Catalent agrees that Product is Defective Product and determines that the cause of nonconformity is [**] (“Catalent Defective Processing”), then Section 8.3 shall apply.  For avoidance of doubt, where the cause of nonconformity cannot be determined or assigned, it shall be deemed not Catalent Defective Processing and Client shall be responsible to pay Catalent for such Batch or Batches in accordance with the provisions of this Agreement.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2           Discrepant Results.  In the event of a disagreement between the Parties regarding whether Product is Defective Product and/or whether the cause of the nonconformity is Catalent Defective Processing, which disagreement cannot be resolved by the Parties within [**] days of the date of the Exception Notice, the Parties shall cause a mutually agreeable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including API and other Client-supplied Materials. The independent party’s results as to whether or not Product is Defective Product and the cause of any nonconformity shall be final and binding.  Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by Catalent if Product is Defective Product attributable to Catalent Defective Processing, and by Client in all other circumstances.

8.3           Defective Processing.  Catalent will, at its option, either reprocess at its cost any Batch of Defective Product attributable to Catalent Defective Processing (and Client shall be liable to pay for either the rejected Batch(es) or the reprocessed Batch(es), but not both), or credit any payments made by Client for such Batch.  THE OBLIGATION OF CATALENT TO [**] REPLACE CATALENT DEFECTIVE PROCESSING IN ACCORDANCE WITH THE SPECIFICATIONS OR CREDIT PAYMENTS MADE BY CLIENT FOR DEFECTIVE PRODUCT ATTRIBUTABLE TO CATALENT DEFECTIVE PROCESSING [**] SHALL BE CLIENT’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

8.4           Supply of Material for Defective Product.  In the event Catalent reprocesses Defective Product pursuant to Section 8.3, Client shall supply, at its cost, Catalent with sufficient quantities of API and other Client-supplied Materials, if required, in order for Catalent to complete such reprocessing.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 9
DELIVERY

9.1           Delivery.  Catalent shall tender Product for delivery [**] (Incoterms 2010) the [**] promptly following Catalent’s release of Product.  Catalent shall segregate and store all Product until tender of delivery.  Client shall be responsible for all costs and risk of loss associated with shipment of the Product.

9.2           Failure to Take Delivery.  If Client fails to take delivery of any Product on any scheduled delivery date, Catalent shall store such Product as Client’s agent.  If the Product is stored outside the Client Space, Client shall be invoiced, at Catalent’s then current standard storage rate per pallet per month, [**].

ARTICLE 10
PAYMENTS FOR PROCESSING

10.1           Fees.  In consideration for Catalent performing services hereunder:

A.           Client shall pay to Catalent the fees for any Validation Services agreed by the Parties to be set forth on Attachment B.  Such fees shall be paid within [**] days following receipt of invoice.

B.           During each Contract Year, Client shall pay to Catalent a non-refundable Facility Fee as set forth on Attachment C. Catalent shall invoice Client for the Facility Fee in quarterly installments beginning on the earlier of the Completion Date or July 1, 2014 and every three (3) months thereafter.  In consideration of the Facility Fee, Catalent shall Process up to [**] Batches of Product according to Purchase Orders submitted by Client in accordance with Section 7.2 above, and Catalent shall maintain the Client Space, Improvements, Client Equipment and Catalent Equipment in accordance with above, provided that the cost of Client Equipment maintenance incurred shall be invoiced separately and payable by Client.  The Facility Fee and any above-referenced Client Equipment maintenance costs shall be paid within [**] days following receipt of applicable invoice.

C.           [**]

D.           Client shall pay Catalent the annual fees for Product Maintenance Services set forth on Attachment C.  Such fees shall be paid within [**] days following the date of invoice, which invoice shall be submitted to Client by Catalent upon the Commencement Date and upon each anniversary of the Commencement Date during the Term.

E.           Other Fees.  Client shall pay Catalent for all other fees and expenses of Catalent owing in accordance with the terms of this Agreement, including but not limited to pursuant to Sections 5.4, 9.2, 10.5 and 19.4.  Such fees and expenses shall be paid within [**] days following the date of invoice, which invoice shall be submitted to Client by Catalent as and when appropriate.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2           Price Increases.  Beginning on the [**] anniversary of the Commencement Date, the Facility Fee and Batch Pricing shall be adjusted on an annual basis, such price adjustment to be effective on the [**] anniversary date of the Commencement Date and each subsequent anniversary date of the Commencement Date, upon [**] days written notice from Catalent to Client.  Notwithstanding the foregoing, to the extent Catalent’s costs for Processing increase due to increases in Raw Materials prices of more than [**] percent, Catalent shall have the right to adjust the Facility Fee and Batch Pricing immediately upon written notice to Client to reflect increases in the prices of the Raw Materials.  [**].

10.3           Product Approval.  Notwithstanding anything to the contrary set forth in this Agreement, Client shall use its best efforts to expedite and obtain all Regulatory Approvals necessary for Catalent to commence Processing at the Facility for the manufacture of Product for commercial sale or transport in the U.S.

10.4           Payment Terms.  Client shall make payment in U.S. dollars In the event payment is not received by Catalent on or before the [**] day after the date of the invoice, then Catalent may, in addition to any other remedies available at equity or in law, at its option, elect to do any one or more of the following: (A) charge interest on the outstanding sum from the due date (both before and after any judgment) at [**]% per month until paid in full (or, if less, the maximum amount permitted by Applicable Laws); (B) suspend any further performance hereunder until such invoice is paid in full.

10.5           Taxes.  All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on services, components, API or Product prior to or upon provision or sale to Catalent or Client, as the case may be, and on any other Client-supplied Materials, are the responsibility of Client, and Client shall reimburse Catalent for all such taxes, duties or other expenses paid by Catalent or such sums will be added to invoices directed at Client, where applicable.  If any deduction or withholding in respect of tax or otherwise is required by law to be made from any of the sums payable hereunder, Client shall be obliged to pay to Catalent such greater sum as will leave Catalent, after deduction or withholding as is required to be made, with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

10.6           Client and Third Party Expenses.  Except as may be expressly covered by Product Maintenance Service fees, Client shall be responsible for 100% of its own and all Third Party expenses associated with the development, Regulatory Approvals and commercialization of Product, including regulatory filings and post-approval marketing studies.

10.7           Development Batches.  Each Batch produced under this Agreement, including those necessary to support the validation portion of Client’s submissions for Regulatory Approvals, will be considered to be a “development batch” unless and until Processing has been validated.  Client shall be responsible for the cost of each such Batch, even if such Batch fails to meet the Specifications, unless Catalent was grossly negligent in the manufacture of the out-of-Specification Batch.  Catalent and Client shall cooperate in good faith to resolve any problems causing the out-of-Specification Batch.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 11
CHANGES TO SPECIFICATIONS

All Specifications and any changes thereto agreed to by the Parties from time to time shall be in writing, dated and signed by the Parties.  Impact to the Specifications from any Process change shall be agreed in writing by the Parties, dated and signed by an authorized signatory for each of the Parties.  No change in the Specifications shall be implemented by Catalent, whether requested by Client or requested or required by any Regulatory Authority, until the Parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Batch Pricing).  Catalent shall respond promptly to any request made by Client for a change in the Specifications, and both Parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner.  As soon as possible after a request is made for any change in Specifications, Catalent shall notify Client of the costs associated with such change and shall provide such supporting documentation as Client may reasonably require.  Client shall pay all costs associated with such agreed upon changes.  If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control.  Catalent reserves the right to postpone effecting changes to the Specifications until such time as the Parties agree to and execute the required written amendment.

ARTICLE 12
RECORDS; REGULATORY MATTERS RELATED TO PROCESSING

12.1         Recordkeeping.  Catalent shall maintain materially complete and accurate books, records, test and laboratory data, reports and all other information relating to Processing, including all information required to be maintained by Applicable Laws, in accordance with Catalent standard operating procedures.  Such information shall be maintained in forms, notebooks and records for a period of at least [**] years from the relevant finished Product expiration date or longer if required under Applicable Laws.

12.2         Regulatory Compliance.  Client shall be solely responsible for and will obtain all Regulatory Approvals, including any applications and amendments in connection therewith.  Catalent will be responsible to maintain all permits and licenses required by any Regulatory Authority with respect to the Facility generally.  Client shall reimburse Catalent for any payments Catalent is required to make to any Regulatory Authority pursuant to Applicable Laws resulting from Catalent’s Processing or testing of Client’s Product at the Facility.  During the Term, Catalent will assist Client with all regulatory matters relating to Processing, at Client’s request and at Client’s expense.  Each Party intends and commits to cooperate to satisfy all Applicable Laws relating to Processing.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3         Governmental Inspections and Requests.  Catalent shall promptly advise Client if an authorized agent of any Regulatory Authority visits the Facility concerning the Processing.  Catalent shall furnish to Client a copy of the report by such Regulatory Authority, if any, within [**] days of Catalent’s receipt of such report.  Further, upon receipt of a Regulatory Authority request to inspect the Facility or audit Catalent’s books and records with respect to Processing, Catalent shall promptly notify Client, and shall provide Client with a copy of any written document received from such Regulatory Authority.

12.4           Client Inspections and Audits.

A.           During the Term, duly authorized employees, agents and representatives of Client shall be granted access upon at least [**] prior notice and at reasonable times during regular business hours to (i) the Client Space, (ii) relevant personnel involved in Processing and (iii) Processing records described in Section 12.1, in each case solely for the purpose of inspecting and verifying that Catalent is Processing in accordance with cGMPs, the Specifications and the Product master Batch records.  For purposes of this Section 12.4, Client’s duly authorized agents and representatives shall be required to sign Catalent’s standard Confidential Disclosure Agreement prior to being allowed access to the Facility.

B.           Client’s Quality Assurance Manager will arrange audit visits with Catalent Quality Management.  Inspections shall be designed to minimize disruption of operations at the Facility.  Client may not conduct an inspection under this Section 12.4 more than [**] during any 12 month period; provided, that additional inspections maybe conducted in the event there is a material quality, for cause or compliance issue concerning Product or its Processing.

12.5         Recall.  Subject to this Section 12.5, the Client has the sole right to initiate a Recall.  In the event Catalent believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product provided under this Agreement, Catalent shall immediately notify Client in writing.  Catalent will not act to initiate a Recall without the express prior written approval of Client.  Notwithstanding the foregoing, provided that Catalent notifies Client in advance of Catalent’s intention to comply with any such notice requirement, Catalent may notify any Regulatory Authority of facts or circumstances that could require the initiation of a Recall to the extent such notification is required by Applicable Laws.  In the event Client believes a Recall may be necessary with respect to any Product provided under this Agreement, Client shall immediately notify Catalent in writing and Catalent shall provide all necessary cooperation and assistance to Client.  Client shall initiate a Recall if Client’s counsel advises Client that Client is required to do so by Applicable Laws.  The cost of any Recall shall be borne by Client and Client shall reimburse Catalent for expenses incurred with any Recall, in each case unless such Recall is caused solely by Catalent’s breach of its obligations under this Agreement or Applicable Laws or its negligence or willful misconduct, then such cost shall be borne by Catalent.  For purposes hereof, such cost shall be limited to reasonable, actual and documented administrative costs incurred by Client for such Recall and replacement of the Product subject to Recall, in accordance with Article 8; provided, that NEITHER PARTY SHALL BE LIABLE IN ANY EVENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS OR DAMAGES TO BUSINESS REPUTATION RESULTING FROM ANY RECALL.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.6           Quality Agreement.  Within [**] after the Effective Date, and in any event prior to the first Processing of Product hereunder, the Parties shall negotiate in good faith and enter into a Quality Agreement substantially in the form attached hereto as Attachment D (the “Quality Agreement”).  The Quality Agreement shall in no way determine liability or financial responsibility of the Parties for the responsibilities set forth therein.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

ARTICLE 13
CONFIDENTIALITY AND NON-USE

13.1           Mutual Obligation.  Catalent and Client each agrees that it will not use the other Party’s Confidential Information except in connection with the performance of its obligations hereunder and will not disclose the other Party’s Confidential Information to any Third Party without the prior written consent of the other Party, except as required by law, regulation or court or administrative order; provided, that prior to making any such legally required disclosure, the Party making such disclosure shall give the other Party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to any of its Affiliates, partners, collaborators or consultants that (A) need to know such Confidential Information for the purpose of performing obligations or exercising rights granted or retained under this Agreement, (B) are advised of the contents of this Article and (C) agree to be bound by the terms of this Article, provided that the disclosing Party shall be responsible for any breach of confidentiality by its Affiliates, partners, collaborators or consultants.

13.2           Definition.  As used in this Agreement, the term “Confidential Information” includes all such information furnished by Catalent or Client, or any of their respective representatives or Affiliates, to the other Party or its representatives or Affiliates, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner.  Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, business or technical information and other materials prepared by either Party, or any of their respective representatives or Affiliates, containing or based in whole or in part on any such information furnished by the other Party or its representatives or Affiliates.  Confidential Information also includes the existence of this Agreement and its terms.

13.3           Exclusions.  Notwithstanding Section 13.2, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known by the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records, (C) becomes available to the receiving Party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the receiving Party without reference to the Confidential Information of the other Party as evidenced by the receiving Party’s written records.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.4           No Implied License.  Except as expressly set forth in Section 13.1, the receiving Party will obtain no right of any kind or license under any Confidential Information of the disclosing Party, including any patent application or patent, by reason of this Agreement.  All Confidential information will remain the sole property of the Party disclosing such information or data, subject to Article 14.

13.5           Return of Confidential Information.  Upon expiration or termination of this Agreement, the Party receiving Confidential Information will cease its use and, upon request, within 30 days either return or destroy (and certify as to such destruction) all Confidential Information of the other Party, including any copies thereof, except for a single copy thereof which may be retained for the sole purpose of determining the scope of the obligations incurred under this Agreement.

13.6           Survival.  The obligations of this Article will terminate [**] years from the expiration or termination of this Agreement, except with respect to trade secrets, for which the obligations of this Article will continue for so long as such information remains a trade secret under applicable law.

ARTICLE 14
INTELLECTUAL PROPERTY

For purposes hereof, “Client IP” means all Intellectual Property and embodiments thereof owned by or licensed to Client as of the date hereof or developed by Client other than in connection with this Agreement; “Catalent IP” means all Intellectual Property and embodiments thereof owned by or licensed to Catalent as of the date hereof or developed by Catalent other than in connection with this Agreement; “Invention” means any Intellectual Property developed by either Party in connection with this Agreement; “API Inventions” means any Invention that relates exclusively to the Client IP or Client’s patented API; and “Process Inventions” means any Invention, other than an API Invention, that relates exclusively to the Catalent IP or relates to [**]. All Client IP and API Inventions shall be owned solely by Client and no right therein is granted to Catalent under this Agreement, except that Catalent shall have a [**] license to such items solely to the extent necessary to perform its obligations under this Agreement, All Catalent IP and Process inventions shall be owned solely by Catalent and no right therein is granted to Client under this Agreement.  The Parties shall cooperate to achieve the allocation of rights to Inventions anticipated herein and each Party shall be solely responsible for costs associated with the protection of its intellectual property.

ARTICLE 15
REPRESENTATIONS AND WARRANTIES

15.1           Catalent.  Catalent represents, warrants and undertakes to Client that at the time of delivery by Catalent as provided in Section 9.1, Product shall have been Processed in accordance with Applicable Laws and in conformance with the Specifications and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; provided, that Catalent shall not be liable for defects attributable to API or other Client-supplied Materials (including artwork, packaging and labeling).

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.2         Client.  Client represents, warrants and undertakes to Catalent that:

A.           the API and all other Client-supplied Materials shall have been produced in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement;

B.           no specific safe handling instructions, health and environmental information or material safety data sheets are applicable to Product, API or any other Client-supplied Materials, except as provided to Catalent in writing by Client in sufficient time for review and training by Catalent;

C.           all Product delivered to Client by Catalent will be held, used and disposed of by or on behalf of the Client in accordance with all applicable laws, including Applicable Laws, and Client will otherwise comply with all laws, rules, regulations and guidelines applicable to Client’s performance under this Agreement and its use of Product provided by Catalent under this Agreement;

D.           Client will not release any Batch of Product if the required certificates of analysis indicate that Product does not comply with the Specifications;

E.           Client shall not market or sell, or license any other party to market or sell, the Product without first making every reasonable effort to ensure that Product is safe and effective for its intended purpose or any other purpose for which such Product might reasonably be utilized;

F.           Client has all necessary authority to use and to permit Catalent to use pursuant to this Agreement all intellectual property related to Product, API, all other Client-supplied Materials (including artwork), and the Processing of the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments;

G.           the content of all artwork provided to Catalent shall comply with all Applicable Laws; and

H.           the work to be performed by Catalent under this Agreement will not violate or infringe upon any trademark, trade name, copyright, patent, trade secret, or other intellectual property or other right held by any person or entity.

I.           with respect to the Construction Work, all materials shall be new, and both workmanship and materials shall be of first class quality; the Building Contractor and all architects, contractors and subcontractors shall be duly licensed and insured and all workmen shall be skilled in their profession and trades.  All Construction Work shall he performed in compliance with the Design Documents, the Construction Contract and all Applicable Law.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.3           Limitations.  THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 16
INDEMNIFICATION

16.1           Indemnification by Catalent.  Catalent shall indemnify and hold harmless Client, its Affiliates, and their respective directors, officers, employees and agents (“Client Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any suit, demand or action by any Third Party (“Losses”) arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement or (B) any negligence or willful misconduct by Catalent; in each case except to the extent that any of the foregoing arises out of or results from any Client Indemnities’ negligence, willful misconduct or breach of this Agreement.

16.2           Indemnification by Client.  Client shall indemnify and hold harmless Catalent, its Affiliates, and their respective directors, officers, employees and agents (“Catalent Indemnitees”) from and against any and all Losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) any manufacture, packaging, sale, promotion, distribution or use of or exposure to Product, API or any other Client-supplied Materials, including product liability or strict liability, (C) Client’s exercise of control over the Processing, to the extent that Client’s instructions or directions violate Applicable Laws, (D) the conduct of any clinical trials utilizing Product or API, (E) any actual or alleged infringement or violation of any Third Party patent, trade secret, copyright, trademark or other proprietary rights by intellectual property or other information provided by Client, including Client-supplied Materials, (F) the Construction Work, whether as a result of acts or omissions of Client, its agents, employees, the architect, the Building Contractor or any subcontractors, suppliers or material men; or (G) any negligence or willful misconduct by Client; in each case except to the extent that any of the foregoing arises out of or results from any Catalent Indemnitee’s negligence, willful misconduct or breach of this Agreement. In addition, Client shall indemnify and hold harmless the Catalent Indemnitees from and against any and all Losses arising out of or resulting from any federal regulatory filings by or on behalf of Client or any of its Affiliates, including Losses incurred by Catalent arising from filings under 21 U.S.C. 355 and/or Section 505 of the Food and Drug Act (or non-U.S. equivalents) and related claims or proceedings (including Losses associated with Catalent’s obligation to respond to Third Party subpoenas).

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.3           Indemnification Procedures.  All indemnification obligations in this Agreement are conditioned upon the Party seeking indemnification (A) promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying Party of any of its obligations hereunder except to the extent the indemnifying Party is prejudiced by such failure, (B) allowing the indemnifying Party, if the indemnifying Party so requests, to conduct and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying Party’s expense), (C) cooperating with the indemnifying Party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying Party’s expense) and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying Party.

ARTICLE 17
LIMITATIONS OF LIABILITY

17.1           CATALENT SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED API OR OTHER CLIENT SUPPLIED MATERIALS, WHETHER OR NOT SUCH API OR CLIENT-SUPPLIED MATERIALS ARE INCORPORATED INTO PRODUCT, EXCEPT TO THE EXTENT ANY SUCH LOSS ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CATALENT.  NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN SECTION 3.6, THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO CATALENT’S LIABILITY OF UP TO [**] DOLLARS ($[**]) FOR LOSS OR DAMAGE TO API PER BATCH IN PROCESS PER EVENT, TO THE EXTENT ANY OF SUCH LOSS OR DAMAGE ARISES FROM THE NEGLIGENCE OF CATALENT, PROVIDED THAT NORMAL API YIELD LOSS DURING PROCESSING SHALL NOT CONSTITUTE NEGLIGENCE OR BREACH OF THE AGREEMENT BY CATALENT.

17.2           CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL FEES PAID BY CLIENT TO CATALENT UNDER THIS AGREEMENT FOR THE BATCH OR SERVICES GIVING RISE TO THE CLAIM EXCEPT TO THE EXTENT ANY SUCH LOSS ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CATALENT AND EXCEPT FOR THIRD PARTY DAMAGES FOR BODILY INJURY OR DEATH CAUSED BY THE NEGLIGENCE OF CATALENT.  THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO CATALENT’S LIABILITY OF UP TO [**] DOLLARS ($[**]) FOR LOSS OR DAMAGE TO API PER BATCH IN PROCESS PER EVENT, TO THE EXTENT ANY OF SUCH LOSS OR DAMAGE ARISES FROM THE NEGLIGENCE OF CATALENT, PROVIDED THAT NORMAL API YIELD LOSS DURING PROCESSING SHALL NOT CONSTITUTE NEGLIGENCE OR BREACH OF THE AGREEMENT BY CATALENT.

17.3           NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 18
INSURANCE RELATED TO PROCESSING

In addition to the insurance requirements set forth in Section 4.2, each Party shall, at its own cost and expense, obtain and maintain in full force and effect after the Commencement Date during the Term the following: (A) Commercial General Liability Insurance with a per-occurrence limit of not less than $[**]; (B) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than $[**]; (C) Workers’ Compensation Insurance with statutory limits and Employers Liability Insurance with limits of not less than $[**] per accident; and (D) All Risk Property Insurance, including transit coverage, in an amount equal to the full replacement value of its property while in, or in transit to, a Catalent facility as required under this Agreement. Each Party may self insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP net worth is greater than $[**] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than $[**].  Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.  If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [**] years thereafter.  Each Party shall obtain a waiver of subrogation clause from its property insurance carriers in favor of the other Party.  Each Party shall be named as an additional insured within the other Party’s products liability insurance policies; provided, that such additional insured status will apply solely to the extent of the insured Party’s indemnity obligations under this Agreement.  Such waivers of subrogation and additional insured status obligations will operate the same whether insurance is carried through third Parties or self-insured.  Upon the other Party’s written request from time to time, each Party shall promptly furnish to the other Party a certificate of insurance or other evidence of the required insurance.

ARTICLE 19
TERM AND TERMINATION

19.1           Term.  This Agreement shall commence on the Effective Date and shall continue until the end of the [**] anniversary of the earlier of the Completion Date or July 1, 2014, unless earlier terminated in accordance with Section 19.2 or 19.3 (as may be extended in accordance with this Section, the “Term”).  The Term shall be automatically extended for successive [**] periods up to a maximum total extension of [**] years, unless and until Client gives Catalent at least [**] years prior written notice, or Catalent gives Client at least [**] years prior written notice, of the noticing Party’s desire to terminate the Agreement as of the end of the then-current Term or extension period, as the case may be.  In the event Catalent provides Client with such [**] years prior written notice of termination, during the final [**] years of the Term (or then-current extension thereof) Catalent shall exert commercially reasonable efforts to assist and support the transfer of the Process from Catalent to any Third Party contract manufacturing organization or other manufacturer selected by Client, at Client’s expense.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.2         Termination for Failure to Obtain Marketing Authorization, Failure to Commercialize, Revocation of Marketing Authorization, or Withdrawal from Markets.  In the event that Client does not receive Regulatory Approval for the Product in any country in the Territory or fails to launch the Product commercially somewhere in the Territory within [**] months following the Effective Date, then Catalent may terminate the Agreement upon [**] days written notice from Catalent.  In the event that Client fails to launch the Product commercially in the U.S., Client may terminate the Agreement upon [**] days written notice to Catalent.  In the event that the United States Food and Drug Administration (“FDA”) effects the complete revocation (exclusive of any suspension, temporary withdrawal or partial revocation) of all then-current Regulatory Approval(s) of the Product in the United States, either Party may terminate the Agreement upon [**] days written notice to the other Party.  In the event the Product is completely withdrawn from the U.S. market because Client determines in good faith that it is no longer commercially viable, the Parties will meet and negotiate in good faith an appropriate amendment to this Agreement.  For the avoidance of doubt, a change in indication, dosage strength or dosage form for the API shall not enable Client to terminate this Agreement pursuant to this Section 19.2.  Without limiting each Party’s obligations under Sections 19.4 and 19.5, in the event of any termination under this Section 19.2, Client shall pay Catalent the following “Breakage Costs”:

A.           All Construction Costs and Equipment Costs (if applicable) actually incurred and all amounts due under outstanding invoices;

B.           Amounts due for work performed, any other fees that may be due under this Agreement (including any Milestone Payments, Facility Construction Support Fees and Facility Fees, if applicable) whether invoiced or not yet invoiced, and any non-cancelable commitments made by Catalent prior to date of termination;

C.           All amounts owed under the Quote (if applicable);

D.           All reasonable costs incurred in connection with the removal of Client Equipment and restoration of the Client Space to cGMP conditions;

E.           [**] U.S. dollars ($[**]) to reimburse Catalent for lost opportunity costs and unreimbursed costs associated with installing and qualifying the Client Equipment, Catalent Equipment, and the operations in preparation for launch (if applicable), including but not limited to labor costs (e.g., reduction in force).

In addition, at Catalent’s option, Catalent may purchase the Client Equipment from Client for an amount not to exceed the amount actually incurred by Client.

19.3         Termination for Cause.  This Agreement may be terminated immediately at any time without further action:

A.           by either Party if the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within 30 days, or takes any equivalent or similar action in consequence of debt in any jurisdiction; or

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.           by either Party if the other Party materially breaches any of the provisions of this Agreement and such breach is not cured within [**] days after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Client to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within [**] days of receipt of notice of non-payment from Catalent and further provided that Catalent may terminate this Agreement if the Cash Deposit is not replaced or replenished as required by Section 4.1, time being of the essence.

19.4         Effect of Termination after Commencement Date.  Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination including without limitation the Facility Fees due hereunder.  In the event of a termination of this Agreement after the Commencement Date (in addition to the provisions set forth in 19.5):

A.           Catalent shall promptly return to Client, at Client’s expense and at Client’s direction, any remaining inventory of Product, API or other Client-supplied Materials; provided, that Catalent shall have no obligation to so return such items until all outstanding invoices sent by Catalent to Client have been paid in full;

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.           Client shall pay Catalent all invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefor, for any (i) Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Product Processed pursuant to Purchase Orders that has been completed but not yet shipped, and (iii) in the event that this Agreement is terminated for any reason other than by Client pursuant to Section 19.3 (A) or (B) all Product in process of being Processed pursuant to Purchase Orders (or, alternatively, Client may instruct Catalent to complete such work in process, and the resulting completed Product shall be governed by clause (ii)); and

C.           In the event that this Agreement is terminated for any reason other than by Client pursuant to Section 19.3 (A) or (B), Client shall pay Catalent for (i) all costs and expenses incurred, and all noncancellable commitments made, in connection with Catalent’s performance of this Agreement, so long as such costs, expenses or commitments were made by Catalent consistent with Client’s most recent Firm Commitment.  Nothing in this Section 19.4 shall operate as a waiver of any other damages or remedies to which Catalent may be entitled at law or in equity.

19.5         Removal of Equipment,  Construction Costs and Residual Value.

A.
Client shall be entitled to remove or procure the removal of the physically removable items of Client Equipment from the Facility immediately upon termination of this Agreement by Client pursuant to Section 19.3;

B.
Provided that termination is not as a result of a material breach of the terms of this Agreement by Catalent, Client shall reimburse Catalent for any and all outstanding Construction Costs (or Equipment Costs, if applicable);

C.
Provided that termination is not as a result of a material breach of the terms of this Agreement by Catalent, Client shall pay to Catalent any Construction Costs in respect of which Catalent is committed as at the termination date and Client shall either remove Client Equipment from the Facility or pay to Catalent all reasonable costs incurred in connection with the removal of Client Equipment;

D.
In the event of termination of this Agreement for any reason other than termination by Catalent pursuant to Section 19.3 (A) or (B), the Parties agree that Client shall have the right to remove such of the physically removable items of Client Equipment that has any Residual Value, such right exercisable by Client on written notice to Catalent (the “Equipment Notice”) to be received by Catalent within [**] days of Client receiving or giving notice of termination of this Agreement.  In the event that Client exercises this right Catalent shall surrender possession of such Client Equipment to Client in the same order, condition and repair as received, (fair wear and tear excepted) at the Facility or such other location as may be reasonably designated by Client subject to the payment of all removal and transportation expenses of the Client Equipment by Client and Client renovating and repairing the Facility in order to repair any damage to the Facility caused during or as a result of such removal. If Client does not collect the Client Equipment within a period of [**] days following the Equipment Notice, Catalent may arrange for the removal of the Client Equipment from the Client Space itself and may either cause the Client Equipment to be stored or destroyed at its option.  If Client does not renovate and repair the Facility as specified above, Client shall reimburse Catalent in full for any and all costs incurred by Catalent in carrying out such reconstruction itself.

E.
In the event that Client does not exercise its right to remove such of the physically removable items of Client Equipment that has any Residual Value, pursuant to Section 19.5 (D), Catalent shall have the option to purchase such Client Equipment in whole or in part or such items) of Client Equipment.  In order to exercise such option to purchase the Client Equipment or any item(s) of the Client Equipment, Catalent shall:

(i)
provide written notice to Client within [**] days following receipt of the Equipment Notice or, if there is none, within [**] after the last date when Client could have served an Equipment Notice of Catalent’s intention to purchase the Client Equipment; and

(ii)	pay to Client within [**] days following the Equipment Notice the Client Residual Value of the Client Equipment or such item(s) of Client Equipment.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If Catalent does not wish to purchase the Client Equipment and Client has not served an Equipment Notice within the prescribed time, Catalent shall, on Client’s behalf, arrange for the removal of the Client Equipment from the Facility and cause the Client Equipment to be destroyed.  Client shall bear all Catalent’s costs in undertaking the removal (including any costs of renovation or repair of the Facility as set forth in Section 19.5 (D)) and destruction of the Client Equipment.  If Catalent uses the Client Equipment for the manufacture of any product after the termination date or has not had the Client Equipment removed within [**] months of the termination date, it will be deemed to have served a notice in accordance with Section 19.5 (E) of this Agreement.

19.6           Survival.  The rights and obligations of the Parties shall continue under Articles 14 (Intellectual Property), 16 (Indemnification), 17 (Limitations of Liability), 20 (Notice), 21 (Miscellaneous); under Articles 13 (Confidentiality and Non-Use) and 18 (Insurance Related to Processing), in each case to the extent expressly stated therein; and under Sections 10.4 (Payment Terms), 10.5 (Taxes), 10.6 (Client and Third Party Expenses), 12.2 (Recordkeeping), 12.6 (Recall), 15.3 (Limitations on Warranties), 19.4 (Effect of Termination), 19.5 (Removal of Equipment) and 19.6 (Survival), and under Articles 20 and 21, in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.

ARTICLE 20
NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Client:	Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, CA 94085
[**]
Facsimile: [**]

To Catalent:	[**]

With a copy to:	Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873 USA
Attn: General Counsel (Legal Department)
Facsimile: [**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 21
MISCELLANEOUS

21.1           Entire Agreement; Amendments.  This Agreement, together with all Schedules and Attachments hereto, including the Quality Agreement, constitutes the entire understanding between the Parties, and supersedes any contracts, agreements or understandings (oral or written) of the Parties, with respect to the subject matter hereof, except that the letter agreement between the Parties, [**] (the “Letter Agreement”), while terminated, shall not be superseded by this Agreement and any post-termination obligations of the Parties under such letter agreement shall continue according to the terms of the Letter Agreement. No term of this Agreement may be amended except upon written agreement of both Parties, unless otherwise expressly provided in this Agreement.

21.2           Captions; Certain Conventions.  The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement.  Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the Parties.

21.3           Further Assurances.  The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement so long as such acts do not increase the obligations of such Party.

21.4           No Waiver.  Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

21.5           Severability.  If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

21.6           Independent Contractors.  The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement.  Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.  Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or contractors or for any employee benefits of any such employee or contractor.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.7           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.  Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets of the assigning Party or the assigning Party’s business unit responsible for performance under this Agreement.

21.8           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties named herein and their respective successors and permitted assigns.

21.9           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, USA, excluding its conflicts of law provisions.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.  The Parties hereby consent to the jurisdiction of the Chancery Courts of the State of Delaware for all disputes between the Parties relating or arising under this Agreement, and hereby waive any right to contest venue in such courts on grounds of forum non conveniens.

21.10         Dispute Resolution.  Any dispute, controversy or claim arising out of or relating to the Construction Work, the Client Space, the Improvements, the Client Equipment or the Catalent Equipment which the Parties are unable to amicably settle themselves shall first be submitted to the SG for resolution.  The SG shall have [**] days to attempt to resolve such dispute, and will set forth any resolution in writing.  If the SG is unable to resolve such dispute within the [**] day period, such dispute shall be referred to a nominated senior officer of each Party within [**] following of break-down of negotiations.  Such nominated senior officers shall have [**] from the time that the SG referred such dispute to attempt to resolve such dispute, and will set forth any resolution in writing.  If such dispute is not resolved by the nominated senior officers within such [**] period, each Party shall have the right to seek resolution through other legal means.  Notwithstanding the foregoing, each Party has the right, before or during any dispute resolution, to seek from the appropriate court provisional, equitable or injunctive remedies to avoid irreparable harm, maintain the status quo or preserve the subject matter of the dispute.

21.11         Prevailing Party.  In any dispute resolution proceeding between the Parties in connection with this Agreement, the prevailing Party will be entitled to recover its reasonable attorney’s fees and casts in such proceeding from the other Party.

21.12         Publicity.  Neither Party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing Party are listed, in which case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.13           Setoff.  Without limiting Catalent’s rights under law or in equity, Catalent and its Affiliates, parent or related entities, collectively or individually, may exercise a right of set-off against any and all amounts due to Catalent from Client.  For purposes of this Section, Catalent, its Affiliates, parent or related entities shall be deemed to be a single creditor.

21.14           Force Majeure.  Except as to payments required under this Agreement, neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, public utilities or common carriers; provided, that the Party seeking relief under this Section shall immediately notify the other Party of such causes) beyond such Party’s reasonable control. The Party that may invoke this Section shall use commercially reasonable efforts to reinstate its ongoing obligations to the other Party as soon as practicable.  If the cause(s) shall continue unabated for [**] days, then both Parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

21.15           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

[Signature page follows]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

Catalent CTS, LLC		Pharmacyclics, Inc.

By:	[**]	By:	/s/ Robert W. Duggan

Name:	[**]	Name:	Robert W. Duggan

Title:	President	Title:	CEO

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 8
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment A
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment B
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment C
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment D
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment E
[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment F
[**]